UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 10, 2017

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6333 State Hwy 161, 6th Floor

Irving, Texas 75038

(Address of principal executive offices)

(972) 870-6000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elizabeth J. Huebner, who has served as a director of Blucora, Inc. (the “Company”) since 2009, informed the Board of Directors (the “Board”) of the Company that she is retiring from the Board effective as of August 10, 2017. Ms. Huebner served as the Chair of the Audit Committee, and following her retirement, Ms. Georganne C. Proctor was appointed by the Board to serve as the Chair of the Audit Committee. In addition, in order to maintain compliance with NASDAQ Listing Rule 5605(c), which requires that the Company’s Audit Committee consist of at least three independent directors, the Board appointed Mr. William L. Atwell as a member of the Audit Committee effective as of Ms. Huebner’s retirement.

The decision to retire from the Board was not a result of any disagreement with the Company. Following Ms. Huebner’s retirement, the Board reduced the size of the Board to eight directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUCORA, INC.

Date: August 15, 2017	By	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary